Exhibit 10.1

 FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 24, 2011, but is effective as of March 30, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”) and CHYRON CORPORATION, a New York corporation with its chief executive office located at 5 Hub Drive, Melville, New York 11747 (“Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 19, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 19, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 16, 2009, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of June 18, 2009, between Borrower and Bank, and as further amended by a certain Third Loan Modification Agreement dated as of March 24, 2010, between Borrower and Bank (the “Third Loan Modification Agreement”) (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.
DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

““Revolving Line Maturity Date” is March 30, 2011.”

and inserting in lieu thereof the following:

““Revolving Line Maturity Date” is March 29, 2012.”

4.
FEES.  Borrower shall pay to Bank a Revolving Line commitment fee equal to Five Thousand Six Hundred Twenty-Five Dollars ($5,625.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.
RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 18, 2009, between Borrower and Bank (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except with respect to the changes thereto set forth on Schedule A to the Third Loan Modification Agreement.

6.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.
RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.
NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.
CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.
CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

11.	COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

CHYRON CORPORATION

By:  /s/ Jerry Kieliszak

Name: Jerry Kieliszak

Title: SVP & CFO, Treasurer and Corporate Secretary

BANK:

SILICON VALLEY BANK

By:  /s/ Michael Moretti
Name: Michael Moretti
Title: SVP